SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

As previously disclosed and reported in the Current Report on Form 8-K filed on April 15, 2019 by Waste Management, Inc. (the “Company” or “Waste Management”) with the U.S. Securities and Exchange Commission (the “SEC”), on April 14, 2019, Waste Management,  Everglades Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Waste Management (“Merger Sub”) and Advanced Disposal Services, Inc. (“Advanced Disposal”) entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Advanced Disposal, and Advanced Disposal will continue as the surviving company and an indirect, wholly-owned subsidiary of Waste Management (the “Merger”).

On May 9, 2019, each of Waste Management and Advanced Disposal filed its respective premerger notification and report with the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  As part of the parties’ continuing cooperation with the DOJ and in order to provide the DOJ with additional time for review, Waste Management and Advanced Disposal voluntarily withdrew the premerger notification and report on June 10, 2019 and then refiled the premerger notification and report on June 12, 2019.

On July 12, 2019, Waste Management and Advanced Disposal each received a request for additional information and documentary materials (collectively, the “Second Request”) from the DOJ in connection with the DOJ’s review of the Merger.  The effect of the Second Request is to extend the waiting period imposed under the HSR Act until the 30th day after substantial compliance by Waste Management and Advanced Disposal with the Second Request, unless the waiting period is terminated earlier by the DOJ.  The parties have been working cooperatively with the DOJ and will continue to do so.  The parties continue to expect to complete the Merger during the first quarter of 2020, subject to the satisfaction or waiver of the closing conditions specified in the Merger Agreement.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements about the Company, Advanced Disposal and the proposed acquisition, including but not limited to all statements about the timing and approvals of the proposed acquisition; ability to consummate acquisition; and all outcomes of the proposed acquisition, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “ “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should view these statements with caution and should not place undue reliance on such statements. They are based on the facts and circumstances known to the Company and Advanced Disposal (as the case may be) as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, general economic and capital markets conditions; inability to obtain required regulatory or government approvals or to obtain such approvals on satisfactory conditions; inability to satisfy other closing conditions; inability to obtain financing; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; legal proceedings that may be instituted related to the proposed acquisition; unexpected costs, charges or expenses; failure to successfully integrate the acquisition, realize anticipated synergies or obtain the results anticipated; and other risks and uncertainties described in the Company’s and Advanced Disposal’s filings with the SEC, including Part I, Item 1A of each company’s most recently filed Annual Report on Form 10-K, as updated by subsequent quarterly reports on Form 10-Q, which are incorporated herein by reference, and in other documents that the Company or Advanced Disposal file or furnish with the SEC. Except to the extent required by law, neither the Company nor Advanced Disposal assume any obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: July 17, 2019	By:	/s/ Courtney A. Tippy
Courtney A. Tippy
Vice President & Corporate Secretary